Exhibit 4.8


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                          BREMER FINANCIAL CORPORATION

                                       TO

                      Wilmington Trust Company, as Trustee


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                          FIRST SUPPLEMENTAL INDENTURE
                         Dated as of _____________, 2001

           _____% Junior Subordinated Debentures Due ___________, 2031







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                                TABLE OF CONTENTS

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ARTICLE I Definitions..........................................................2


ARTICLE II General Terms and Conditions of the Debentures......................4

      Section 2.1 Designation and Principal Amount.............................4
      Section 2.2 Maturity.....................................................4
      Section 2.3 Form and Payment.............................................4
      Section 2.4 Global Security..............................................4
      Section 2.5 Interest.....................................................6
      Section 2.6 Authorized Denominations.....................................7
      Section 2.7 Conversion...................................................7
      Section 2.8 Paying Agent and Authenticating Agent........................7

ARTICLE III Redemption of the Debentures.......................................7

      Section 3.1 Redemption...................................................7
      Section 3.2 Special Event Redemption.....................................7
      Section 3.3 Optional Redemption by Company...............................8
      Section 3.4 No Sinking Fund..............................................9
      Section 3.5 No Repayment.................................................9

ARTICLE IV Extension of Interest Payment Period................................9

      Section 4.1 Extension of Interest Payment Period.........................9
      Section 4.2 Notice of Extension.........................................10

ARTICLE V Expenses............................................................11


ARTICLE VI Additional Events of Default and Covenants.........................12

      Section 6.1 Events of Default...........................................12
      Section 6.2 Covenants...................................................12

ARTICLE VII No Defeasance.....................................................14


ARTICLE VIII Form of Debenture................................................14


ARTICLE IX Original Issue of Debentures.......................................21

      Section 9.1 Original Issue of Debentures................................21
      Section 9.2 Reports by the Trustee......................................21

ARTICLE X Limitation on Waivers and Consents..................................22

ARTICLE XI Miscellaneous......................................................22

      Section 11.1  Ratification of Indenture.................................22
      Section 11.2  Trustee Not Responsible for Recitals......................22
      Section 11.3  Governing Law.............................................22
      Section 11.4  Separability..............................................23
      Section 11.5  Counterparts..............................................23
      Section 11.6  Third Party Beneficiaries.................................23


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         FIRST SUPPLEMENTAL INDENTURE, dated as of ______________, 2001 (the
"First Supplemental Indenture"), between Bremer Financial Corporation, a Minnesota corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Trustee") under the Indenture dated as of ____________, 2001 between the Company and the Trustee (the "Indenture"), having its Corporate Trust Office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 .

                             RECITALS OF THE COMPANY

         WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount, which may be authenticated and delivered as provided in the Indenture;

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its _____% Junior Subordinated Debentures due __________, 2031 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

         WHEREAS, Bremer Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public [$__ MILLION] aggregate liquidation amount of its _____% Preferred Securities (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering in [$__ MILLION] aggregate principal amount of the Debentures;

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

         WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and execution and delivery of this First Supplemental Indenture have been duly authorized in all respects;

         NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

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                                    ARTICLE I
                                   DEFINITIONS

         Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f) the following terms have the meanings given to them in the
Declaration: (i) Business Day; (ii) Capital Securities Certificates; (iii) Capital Securities Guarantee; (iv) Capital Treatment Event; (v) Common Securities; (vi) Delaware Trustee; (vii) Depositary; (viii) Dissolution Tax Opinion; (ix) Distribution; (x) Investment Company Event; (xi) Ministerial Action; (xii) No Recognition Opinion; (xiii) Property Trustee; (xiv) Redemption Tax Opinion; (xv) Regular Trustees; (xvi) Tax Event; and (xvii) Trust Securities;

         (g) the following terms have the meanings given to them in this Section 1.l(g):

         "Additional Interest" has the meaning given such term in Section
2.5(c).

         "Additional Junior Indebtedness" means any indebtedness, liabilities or obligations of the Company, or any Affiliates of the Company, under debt securities (or guarantee in respect of debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act) or other financing vehicle of the Company or any Affiliate of the Company in connection with the issuance by that entity of capital securities or other securities that are intended to qualify for Tier 1 capital treatment (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company, other than the Debentures; provided, however, that the inability of the Company to treat all or any portion of the Additional Junior Indebtedness as Tier 1 capital shall not disqualify it as Additional Junior Indebtedness if such inability results from the Company having cumulative preferred stock, minority interests in consolidated subsidiaries, or any other class of security of interest


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which the Federal Reserve now or may hereafter accord Tier 1 capital treatment
(including the Debentures) in excess of the amount which may qualify for treatment as Tier 1 capital under applicable capital adequacy guidelines of the Federal Reserve.

         "Compounded Interest" has the meaning given such term in Section 4.l.

         "Coupon Rate" has the meaning given such term in Section 2.5 (a).

         "Declaration" means the Declaration of Trust dated as of __________, 2001 executed by the Company, as sponsor, and the trustees of the Trust and the holders from time to time of undivided beneficial interests in the Trust, as may be amended and restated from time to time.

         "Deferred Interest" means Additional Interest and Compounded Interest.

         "Dissolution Event" means that as a result of the occurrence and continuation of a Tax Event, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

         "Extended Interest Payment Period" has the meaning given such term in
Section 4.1.

         "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon, including Deferred Interest, if any.

         "180 Day Period" has the meaning given to such term in Section 3.2.

         "Non Book-Entry Capital Securities" has the meaning given such term in
Section 2.4(a).

         "Redemption Price" has the meaning given to such term in Section 3.2.

         "Reporting Date" means that date that is one year from the date first written herein and each one year anniversary of such date thereafter.

         "Stated Maturity Date" means ____________, 2031.


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                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

         Section 2.1 Designation and Principal Amount.

         There is hereby authorized a series of Debt Securities designated the "_____% Junior Subordinated Debentures due ______________, 2031", limited in aggregate principal amount to $_______________ (except for Debt Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of such series pursuant to Sections 304, 305, 306, 906 or 1303 of the Indenture), which amount shall be as set forth in a Company Order for the authentication and delivery of the Debentures pursuant to Section 303 of the Indenture.

         Section 2.2 Maturity.

         The Maturity Date shall be the Stated Maturity Date.

         Section 2.3 Form and Payment.

         Except as provided in Section 2.4, the Debentures shall be issued as Registered Securities in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee in the City of Wilmington, Delaware; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to such account as may have been appropriately designated by such Holder. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest, including Deferred Interest, if any, on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee. The Debentures will be denominated in U.S. dollars and payments of principal and interest on the Debentures shall be made in U.S. dollars.

         Section 2.4 Global Security.

         (a) In connection with a Dissolution Event, the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to all Outstanding Debt Securities of such series (a "Global Security") to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Security in such aggregate principal amount and deliver


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the same to the Trustee for authentication and delivery in accordance with the
Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Security will be made to the Depositary.

         If any Capital Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Depositary or its nominee ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Capital Security Certificates will be canceled, and a Debenture registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate canceled will be executed by the Company and delivered to the Trustee together with a Company Order for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         (b) A Global Security may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company, in its sole discretion, determines that the Global Security shall be exchangeable for definitive registered securities or if an Event of Default shall have occurred, the Company will execute and, subject to Article Two of the Indenture, the Trustee will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Security. In such event the Company will execute and, subject to Article Two of the Indenture, the Trustee will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in a principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Security


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shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

         (d) If any Debt Securities of this series are issued in global form, the U.S. Depositary for such global Debt Securities shall be The Depository Trust Company, or any successor to such U.S. Depositary appointed pursuant to the Indenture.

         Section 2.5 Interest.

         (a) Each Debenture will bear interest at the rate of _____% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on each Interest Payment Date, commencing on July 15, 2001, to the Person in whose name such Debenture or any Predecessor Security is registered, at the close of business on the Regular Record Date for such interest installment, which, in respect of any Debentures of which the (a) Property Trustee is the Holder or (b) a Global Security represents the Outstanding Debt Securities, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Capital Securities are no longer in book-entry only form or if pursuant to the Indenture the Debentures are not represented by a Global Security, the Company may select a Regular Record Date for such interest installment which shall be any date at least one Business Day before an Interest Payment Date. The Interest Payment Dates for the Debentures shall be April 15, July 15, October 15 and January 15.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, notwithstanding the provisions of Section 113 of the Indenture, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


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         (c)      If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee, on behalf of the Trust, is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, on behalf of the Trust, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee, on behalf of the Trust, after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee, on behalf of the Trust, would have received had no such taxes, duties, assessments or other governmental charges been imposed.

         Section 2.6 Authorized Denominations.

         The Debentures shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

         Section 2.7 Conversion.

         The Debentures are not subject to conversion at the option of the Holder or otherwise.

         Section 2.8 Paying Agent and Authenticating Agent.

         Wilmington Trust Company is hereby appointed as Paying Agent and Security Registrar for the Debentures, and the appointment of Wilmington Trust Company as Authenticating Agent is hereby ratified and approved.


                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

         Section 3.1 Redemption. Subject to the Company having received prior approval of the Federal Reserve if then required under the applicable capital guidelines, policies or regulations of the Federal Reserve, the Company may redeem the Debentures issued hereunder on and after the dates set forth in and in accordance with the terms of this Article III.

         Section 3.2 Special Event Redemption.

         (a) If a Tax Event has occurred and is continuing and (i) the Company has received a Redemption Tax Opinion; or (ii) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust, then,


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notwithstanding Section 3.3(a) but subject to Section 3.3(c), the Company shall have the right, upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures, to redeem the Debentures in whole, but not in part, for cash at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price") within 180 days following the occurrence of such event (the "180 Day Period"); provided, however, that, if at the time there is available to the Company the opportunity to eliminate, within the 180 Day Period, the Tax Event by taking some Ministerial Action, the Company shall pursue such Ministerial Action in lieu of redemption; and provided, further, that the Company shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, Minneapolis time, on the Redemption Date or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., Minneapolis time, on the date such Redemption Price is to be paid.

         (b) If a Capital Treatment Event has occurred and is continuing, then the Company shall have the right, upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures, to redeem the Debentures in whole, but not in part, for cash at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price") within 180 days following the occurrence of such Capital Treatment Event. The Redemption Price shall be paid prior to 12:00 noon, Minneapolis time, on the Redemption Date or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., Minneapolis time, on the date such Redemption Price is to be paid.

         (c) If a Investment Company Event has occurred and is continuing, then the Company shall have the right, upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures, to redeem the Debentures in whole, but not in part, for cash at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price") within 180 days following the occurrence of such Investment Company Event. The Redemption Price shall be paid prior to 12:00 noon, Minneapolis time, on the Redemption Date or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., Minneapolis time, on the date such Redemption Price is to be paid.

         Section 3.3 Optional Redemption by Company.

         (a) Subject to the provisions of Section 3.3(b) and to the provisions of Article Eleven of the Indenture, except as otherwise specified in this First Supplemental Indenture, the Company shall have the right to redeem the Debentures, in whole or in part,


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from time to time, on or after ______________, 2006, at the Redemption Price.
Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice to the Holders of the Debentures, at the Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.3, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, however, that, if at the time of redemption the Debentures are registered as a Global Security, the Depositary shall determine the principal amount of such Debentures credited to each of its participant accounts to be redeemed. The Redemption Price shall be paid prior to 12:00 noon, Minneapolis time, on the Redemption Date or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., Minneapolis time, on the date such Redemption Price is to be paid.

         (b) If a partial redemption of the Debentures would result in the delisting of the Capital Securities issued by the Trust from any national securities exchange or other organization on which the Capital Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

         Section 3.4 No Sinking Fund.

         The Debentures are not entitled to the benefit of any sinking fund.

         Section 3.5 No Repayment.

         The Debentures are not subject to repayment at the option of the Holders.


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

         Section 4.1 Extension of Interest Payment Period.

         The Company shall have the right, at any time during the term of the Debentures, from time to time, to defer payments of interest by extending the interest payment period of such Debentures for up to 20 consecutive quarters (the "Extended Interest Payment Period"); provided that no Extended Interest Payment Period may extend beyond the Stated Maturity Date or end on a date other than an Interest Payment Date, and provided further, that during any such Extended Interest Payment Period, (a) neither the Company nor any of its subsidiaries shall declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) dividends or distributions in common stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or


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repurchase of any such rights pursuant thereto, (ii) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers, officers of employees, (iii) as a result of a reclassification of its capital stock for another class of its capital stock, or
(iv) the payment of dividends or distributions to the Company or to any of the Company's direct or indirect subsidiaries); (b) the Company shall not make, or allow any of it s subsidiaries to make, (i) any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company which rank PARI PASSU with or junior to the Debentures or (ii) any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company or any guarantee by any of the subsidiaries of the debt securities of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Debentures; provided, however, that notwithstanding the foregoing the Company may make payments pursuant to its obligations under the Capital Securities Guarantee; and (c) the Company shall not redeem, purchase or acquire less than all of the outstanding Debentures or any of the Capital Securities.

         To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Debentures, including any Deferred Interest that shall be payable, to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

         Section 4.2 Notice of Extension.

         (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee, the Delaware Trustee and the Trustee of its selection of such Extended Interest Payment Period two Business Days before the earlier of (a) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (b) the date the Trust is required to give notice of the record date or the date such Distributions are payable to the AMEX or other applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, but in any event at least two Business Days before such record date.


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         (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the Regular Record Date or Interest
Payment Date of such interest payment to the AMEX or other applicable self-regulatory organization or to Holders of the Debentures.

         (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.


                                    ARTICLE V
                                    EXPENSES

         In connection with the offering, sale and issuance of the Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

         (b) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust; and

         (c) pay all other debts and obligations of the Trust (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee, the trustee under the Capital Securities Guarantee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses of printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets).


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                                   ARTICLE VI
                   ADDITIONAL EVENTS OF DEFAULT AND COVENANTS

         Section 6.1 Events of Default.

         In addition to the Events of Default set forth in the Indenture, an "Event of Default," whenever used in the Indenture, this First Supplemental Indenture or the Debentures, shall include the voluntary or involuntary dissolution or winding up of the business of the Trust or other termination of the existence of the Trust, other than in connection with (i) the distribution of the Debentures to holders of the Trust Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Securities, or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

         Section 6.2 Covenants.

         In addition to the covenants set forth in Article X of the Indenture, the following covenants shall apply to the Debentures:

         (a) Limitation on Dividends; Transactions with Affiliates.

                  If (i) there shall have occurred any event that would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee relating to the Trust or (iii) the Company shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided herein and such period, or any extension thereof, shall be continuing, then
         (A) neither the Company nor any of its subsidiaries shall declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) dividends or distributions in common stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (ii) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers, or employees,
         (iii) as a result of a reclassification of its capital stock for another class of its capital stock, or (iv) the payment of dividends or distributions to the Company or to any of the Company's direct or indirect subsidiaries); (B) the Company shall not make, or allow any of its subsidiaries to make, (i) any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company which rank PARI PASSU with or junior to the Debentures or (ii) any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company or any guarantee by any of the subsidiaries of the debt securities of the Company if such guarantee ranks PARI PASSU with or junior in interest to the

         Debentures; provided, however, that notwithstanding the foregoing the Company may make payments pursuant to its obligations under the Capital Securities Guarantee; and (C) the Company shall not redeem, purchase or acquire less than all of the outstanding Debentures or any of the Capital Securities.

         (b) Covenants as to the Trust.

                  For so long as the Trust Securities remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of the Debentures, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debentures.

         (c) Covenants as to the Purchases.

                  Except upon the exercise by the Company of its right to redeem the Debentures pursuant to Section 3.2 upon the occurrence and continuation of a Tax Event, a Capital Treatment Event, or an Investment Company Event, the Company shall not purchase any Debentures, in whole or in part, from the Trust prior to __________, 2006.

         (d) Limitation on Additional Junior Indebtedness.

                  For so long as the Debentures remain outstanding, the Company shall not, and it shall not cause or permit any Affiliate of the Company to, incur, issue or be obligated on any Additional Junior Indebtedness, either directly or indirectly, by way of guarantee, suretyship or otherwise, other than (i) Additional Junior Indebtedness that, by its terms, is expressly stated to be junior and subordinate in all respects to the Debentures; or (ii) Additional Junior Indebtedness that, by its terms, is expressly stated to be PARI PASSU and rank equally in all respects with the Debentures.

         (e) Acknowledgment of Rights of Holders of Capital Securities.

                  The Company acknowledges that, with respect to any Debentures held by the Trust or a trustee of the Trust, if the Property Trustee fails to enforce its rights under the Indenture and this First Supplemental Indenture as the Holder of the Debentures held as the assets of the Trust, any holder of Capital Securities may, to the extent permitted by applicable law, institute legal proceedings directly against the Company to enforce such Property Trustee's rights under the Indenture and this First Supplemental Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the Redemption Date), the Company acknowledges that a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Debentures.

         (f) Listing of Debentures.

                  If the Debentures are to be issued as a Global Security in connection with the distribution of the Debentures to the holders of the Capital Securities issued by the Trust upon a Dissolution Event, the Company will, if the Debentures are not already so listed, use its best efforts to list such Debentures on the AMEX or on such other national securities exchange, the Nasdaq National Market or other organization on which the Capital Securities are then listed.


                                   ARTICLE VII
                                  NO DEFEASANCE

         The Debentures shall not be subject to defeasance as set forth in
Section 403 or Article XV of the Indenture.


                                  ARTICLE VIII
                                FORM OF DEBENTURE

         The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

         [**IF THE DEBENTURE IS TO BE A GLOBAL SECURITY, INSERT - This Debt Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debt Security is exchangeable for Global Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debt Security (other than a transfer of this Debt Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary or another nominee of the Depositary) may be registered except in limited circumstances. Every Debt Security delivered upon registration of transfer of, or in exchange for, or in lieu of this Global Security shall be a Global Security, subject to the foregoing, except in the limited circumstances described above.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (or to such other entity as is requested by an authorized representative of DTC) and any payment is made to Cede & Co. (or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


No. _________________

$____________________


                      _____% JUNIOR SUBORDINATED DEBENTURE

                             DUE _____________, 2031

         Bremer Financial Corporation, a Minnesota corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, not in its individual capacity but solely as Property Trustee for Bremer Capital Trust I, or registered assigns, the sum of ____________ Dollars on ___________, 2031 (the "Stated Maturity Date"), and to pay interest on said principal sum from __________, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on April 15, July 15, October 15 and January 15 of each year commencing July 15, 2001, at the rate of _____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debt Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debt Security or one or more Predecessor Securities is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date [**IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBT SECURITIES ARE NO LONGER REPRESENTED BY A GLOBAL SECURITY [**OR IF THE PROPERTY TRUSTEE IS NOT THE HOLDER] - which shall be the close of business on the Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Debt Security or one or more Predecessor Securities is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of this series of Debt Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Debt Security shall be payable at the office or agency of the Trustee maintained for that purpose in Wilmington, Delaware in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to such account as may have been appropriately designated by such Holder. Notwithstanding the foregoing, so long as the Holder of this Debt Security is the Property Trustee, the payment of the principal of and interest on this Debt Security will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Debt Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt and shall be PARI passu with all Trust Related Securities (defined to mean the obligations evidenced by debt securities (and guaranties in respect of those debt securities) initially issued to any trust, or trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by such entity of capital securities or other similar securities), and this Debt Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debt Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each

Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: ____________, 2001

                                        BREMER FINANCIAL CORPORATION



                                        By
                                           -------------------------------------


Attest:

By
   ---------------------------------
       Secretary


                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the series of Debt Securities described in the within-mentioned Indenture.

Wilmington Trust COMPANY,              or
not in its individual capacity but             ---------------------------------
solely as Trustee                                   as Authentication Agent


By                                           By
   --------------------------------             --------------------------------
         Authorized Signatory                         Authorized Signatory

         Authorized Signatory                         Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

         This Debt Security is one of a duly authorized series of debt securities of the Company (herein sometimes referred to as the "Debt Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of _____________, 2001, duly executed and delivered between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of _____________, 2001, between the Company and the Trustee (as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debt Securities. By the terms of the Indenture, the Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This Debt Security is one of the series designated on the face hereof, limited in aggregate principal amount to $________________. The Maturity Date of this Debt Security will be _____________, 2031.

         Upon the occurrence and continuation of a Tax Event, a Capital Treatment Event or an Investment Company Event in certain circumstances, this Debt Security will become due and payable at a price equal to 100% of the principal amount hereof plus any accrued but unpaid interest to the Redemption Date (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, Minneapolis time, on the Redemption Date or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., Minneapolis time, on the date such Redemption Price is to be paid. The Company shall also have the right to redeem this Debt Security at the option of the Company, without premium or penalty, in whole or in part at any time on or after __________, 2006 (an "Optional Redemption") or at any time in certain circumstances in whole, but not in part, upon the occurrence of a Tax Event, a Capital Treatment Event, or an Investment Company Event at the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days notice at the Redemption Price. If the Debt Securities of this series are only partially redeemed by the Company pursuant to an Optional Redemption, the Debt Securities of this series will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, however, that if, at the time of redemption, the Debt Securities of this series are registered as a Global Security, the Depositary shall determine the principal amount of such Debt Securities credited to each of its participant accounts to be redeemed.

         In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default shall have occurred and be continuing, the principal of all of the Debt Securities of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of Outstanding Debt Securities of each series affected, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debt Securities; provided, however, that no such supplemental indenture shall without the consent of the Holder of each Debt Security affected thereby, (i) change the Stated Maturity Date of the principal or any installment of principal or any installment of interest (other than as contemplated herein); (ii) reduce the amount of principal or interest thereon, or any premium payable upon redemption or repayment thereof; (iii) change the Place of Payment or the currency in which principal or any interest is payable;
(iv) impair the right to institute suit for the enforcement of any payment of the principal and any premium and interest, or adversely affect the right of any repayment at the option of the Holder; (v) reduce the percentage in principal amount of Debt Securities the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (vi) reduce the requirements contained in the Indenture for quorum or voting; or
(vii) modify any of the above provisions; provided, further, that if the Debt Securities of this series are held by the Trust or a trustee of the Trust, a supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities shall have consented to such supplemental indenture; provided, further, that if the consent of the Holder of each Outstanding Debt Security is required in connection with a supplemental indenture, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Debt Securities of any series affected thereby, on behalf of all of the Holders of the Outstanding Debt Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series; provided, however, that if the Debt Securities of this series are held by the Trust or a trustee of the Trust, a waiver of a past default or any modification to a waiver of a past default shall not be effective until the holders of a majority in liquidation preference of Trust Securities shall have consented to such waiver or modification; provided, further, that if the consent of the Holder of each Outstanding Debt Security is required in connection with such waiver or modification, such waiver or modification shall not be effective until each holder of the Trust Securities shall have consented to such waiver or modification. Any such consent or waiver by the registered Holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

         No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the time and place and at the rate and in the money herein prescribed.

         The Company shall have the right at any time during the term of this Debt Security from time to time to extend the interest payment period of this Debt Security to up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for this Debt Security herein to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in Wilmington, Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debt Security, the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or the Trustee or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         [**IF A GLOBAL SECURITY -- This Debt Security is exchangeable for Debt Securities in definitive form only under certain limited circumstances set forth in the Indenture.] Debt Securities of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof as provided in the Indenture and subject to certain limitations herein and therein set forth. Debt Securities of this series so issued are exchangeable for a like aggregate principal amount of Debt Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Debt Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                   ARTICLE IX
                          ORIGINAL ISSUE OF DEBENTURES

         Section 9.1 Original Issue of Debentures.

         Debentures in the aggregate principal amount of **[$_____________]** may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon Company Order.

         Section 9.2 Reports by the Trustee.

         Up until and including the Maturity Date, the Trustee shall, in respect of each Reporting Date, make such reports, and within such time periods, as are required to be made by the Trustee under the Trust Indenture Act.

                                    ARTICLE X
                       LIMITATION ON WAIVERS AND CONSENTS

         Notwithstanding anything to the contrary contained in Section 513 of the Indenture, if the Debentures are held by the Trust or a trustee of the Trust, a waiver of a past default or any modification to a waiver of a past default shall not be effective until the holders of a majority in liquidation preference of Trust Securities shall have consented to such waiver or modification; provided, however, that if the consent of the Holder of each Debenture Outstanding is required in connection with such waiver or modification, such waiver or modification shall not be effective until each holder of the Trust Securities shall have consented to such waiver or modification.

         Notwithstanding anything to the contrary contained in Section 902 of the Indenture, if the Debentures are held by the Trust or a trustee of the Trust, a supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities shall have consented to such supplemental indenture; provided, however, that if the consent of the Holder of each Debenture Outstanding is required in connection with a supplemental indenture, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 Ratification of Indenture.

         The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         Section 11.2 Trustee Not Responsible for Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         Section 11.3 Governing Law.

         This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of Minnesota, and for all purposes shall be construed in accordance with the laws of said State.

         Section 11.4 Separability.

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 11.5 Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 11.6 Third Party Beneficiaries.

         The Property Trustee, the trustee under the Capital Securities Guarantee and the Delaware Trustee are each a third party beneficiary of, and shall be entitled to enforce and to exercise all rights and remedies with respect to, the provisions of Article V. Each of the holders of Capital Securities is a third party beneficiary of, and shall be entitled to enforce and to exercise all rights and remedies with respect to, the provisions of Section 6.2(c).

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals, if any, to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                        BREMER FINANCIAL CORPORATION



                                        By
                                           -------------------------------------

Attest:



----------------------------------
     Secretary


                                        WILMINGTON TRUST COMPANY, not in
                                        its individual capacity but solely as
                                        Trustee



                                        By
                                           -------------------------------------


Attest:



----------------------------------
     Secretary

STATE OF MINNESOTA    )
                      )SS.
COUNTY OF HENNEPIN    )


         On the _______ day of ___________, 2001, before me personally came ________________, to me known, who, being duly sworn, did depose and say that he resides at ________________, Minnesota; that he is a _______________________, of a corporation described in and which executed the above instrument; and that he signed his name thereto pursuant to the authority of the board of directors of said corporation.



                                        ----------------------------------------
                                        Notary Public


                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: _________________

STATE OF DELAWARE      )
                       )SS.
COUNTY OF NEW CASTLE   )


         On the _____ day of ____________, 2001, before me personally came ________________, to me known, who, being duly sworn, did depose and say that he resides at Wilmington, Delaware; that he is an ________________ of Wilmington Trust Company, a Delaware banking corporation described in and which executed the above instrument; that he knows the seal of said corporation; that it was so affixed pursuant to the authority of the Board of Directors of said corporation; and that he signed his name thereto pursuant to like authority.




                                        ----------------------------------------
                                        Notary Public

                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: _________________